Exhibit 99.1

NEWS RELEASE

Contact: April Harper Director, Marketing & Communications Phone (610) 251-1000 aharper@triumphgroup.com	Thomas A. Quigley, III VP, Investor Relations, Mergers & Acquisition and Treasurer Phone (610) 251-1000 tquigley@triumphgroup.com

TRIUMPH ISSUES REDEMPTION NOTICE TO WARRANT HOLDERS

WARRANTS MAY BE EXERCISED WITH CASH UNTIL 5:00 P.M. EDT ON JULY 5, 2023

RADNOR, Pa – June 16, 2023 – Triumph Group, Inc. (“TRIUMPH” or the “Company”) (NYSE:TGI) is hereby issuing an irrevocable notice of redemption for all the outstanding warrants (CUSIP 896818 119) it previously issued (the “Warrants”). The redemption date shall be July 6, 2023, (the “Redemption Date”) and the redemption price shall be 1/10 of $0.01 per Warrant (the “Redemption Price”). On the Redemption Date, the Redemption Price with respect to each Warrant will become due and payable to the respective Warrant holder.

Warrant holders may exercise their Warrants with cash until 5:00 p.m. Eastern Daylight Time (“EDT”) on July 5, 2023, which is the business day immediately preceding the Redemption Date. After the close of business at 5:00 p.m. EDT today, June 16, 2023, Warrant holders will no longer have the right to exercise their Warrants with Designated Notes (currently, the only Designated Notes are TRIUMPH's 7.750% Senior Notes due August 15, 2025) or exercise the Over-Exercise Option (as defined in the warrant agreement dated December 19, 2022). Any exercise notices validly submitted by 5:00 p.m. EDT today indicating that Designated Notes will be used to pay the exercise price for the Warrants will be considered a timely exercise of such Warrants using Designated Notes so long as the Designated Notes are surrendered through DTC’s deposit and withdrawal at custodian (DWAC) system as promptly as practicable (as determined by the Company).

The Warrants currently trade on OTC and are expected to be delisted from OTC on July 3, 2023 to allow for settlement of trades prior to the Redemption Date. Subject to the below, the settlement date for any exercises of warrants will be two business days after the date of exercise.

Warrant holders who exercise any Warrants beginning on June 20, 2023, through 5:00 p.m. EDT on July 5, 2023, may also subscribe for additional Warrants pursuant to the terms of the Over-Subscription Privilege (as defined in the warrant agreement dated December 19, 2022). All Over-Subscription Privilege requests submitted will settle two business days after the Redemption Date.

On June 7, 2023, the Company announced that it intended to issue this notice of redemption.

About TRIUMPH

TRIUMPH, headquartered in Radnor, Pennsylvania, designs, engineers, manufactures, repairs, and overhauls a broad portfolio of aerospace and defense systems, subsystems, and components. The Company serves the global aviation industry, including original equipment manufacturers and the full spectrum of military and commercial aircraft operators through the aircraft life cycle.

Forward Looking Statements

Statements in this release which are not historical facts are forward-looking statements within the meaning of the federal securities laws. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “plan(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” “forecast(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements, including but not limited to, the delisting and settlement of the Warrants. These statements are not guarantees of future performance, condition or results, and involve risks and uncertainties which could affect the Company's actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Further information regarding the important factors that could cause actual results to differ from projected results can be found in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended March 31, 2023.

More information about TRIUMPH can be found on the company’s website at www.triumphgroup.com.